Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Genesis Energy, L.P.’s Amendment No. 1 to Registration Statement No. 333-219710 on Form S-3 of our report dated February 17, 2017, relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C. appearing in the Annual Report on Form 10-K of Genesis Energy, L.P. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

October 5, 2017